Exhibit 5.3

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

September 27, 2011

XL Group Public Limited Company
XL Group Ltd.
No. 1 Hatch Street Upper, 4th Floor
Dublin 2
Ireland

                    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

                    We have acted as special United States counsel to XL Group Public Limited Company, a public company limited by shares incorporated under the laws of Ireland (the “Company”), and its wholly-owned subsidiary, XL Group Ltd., a Cayman Islands exempted company (“XL-Cayman”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the post-effective amendment dated September 27, 2011 to the Company’s registration statement on Form S-3 (No. 333-155777) (the “Registration Statement”), relating to the offering from time to time, in one or more series (if applicable), of securities including senior or subordinated debt securities of XL-Cayman (the “Notes”) guaranteed by the Company (the “Guarantees”). The Notes and the related Guarantees are referred to herein collectively as the “Securities.” The Securities being registered under the referenced post-effective amendment are additional to the classes of securities previously registered under the Registration Statement.

                    The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

                    The senior Notes are to be issued from time to time pursuant to a senior indenture (the “Senior Indenture”) to be entered into among XL-Cayman, the Company and the trustee to

XL Group Public Limited Company
XL Group Ltd., p. 2

be named therein. The subordinated Notes are to be issued from time to time pursuant to a subordinated indenture (together with the Senior Indenture, the “Indentures”) to be entered into among XL-Cayman, the Company and the trustee to be named therein. The Guarantees will be provided for in the Indentures.

                    In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement; and

(b)	forms of the Indentures, filed as exhibits to the Registration Statement.

                    In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

                    In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

                    Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                    When the Notes to be issued under each of the Indentures are issued and sold by XL-Cayman against receipt of consideration therefor, they will be the valid, binding and enforceable obligations of XL-Cayman, entitled to the benefits of the applicable Indenture, and the related Guarantees will be the valid, binding and enforceable obligations of the Company.

                    Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company or XL-Cayman, (a) we have assumed that each party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

                    In rendering the opinion expressed above, we have further assumed that (i) a prospectus supplement, pricing supplement and/or term sheet will be prepared and filed with the Commission describing the Securities offered thereby; (ii) the Company and XL-Cayman will duly authorize the offering and issuance of the Notes and Guarantees, respectively, and will duly authorize and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and in the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Securities and to the terms of the applicable Indenture, and will not violate any applicable law or conflict with public policy

XL Group Public Limited Company
XL Group Ltd., p. 3

in any respect; (iii) XL-Cayman and the Company will duly authorize, execute and deliver the applicable Indenture and will take any other appropriate corporate action, and the applicable Indenture will conform to the form thereof filed as exhibits to the Registration Statement; (iv) any agreement governing the issuance of those Securities will be governed by the law of the State of New York; (v) the Securities will be offered, issued, sold and delivered (A) in accordance with the terms of an agreement or agreements duly authorized, executed and delivered by the parties thereto, (B) in compliance with applicable law, any applicable requirements set forth in any corporate action authorizing such Securities and any agreement governing the issuance of those Securities and (C) in the manner contemplated by the Registration Statement and the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Securities; and (vi) if Notes are issued in certificated form, certificates representing the Notes will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated or countersigned, and if issued in book-entry form, the Notes will be duly registered to the extent required by any applicable agreement.

                    In rendering the opinion expressed above, we have assumed that each series of Notes will be issued with an original aggregate principal amount (or in the case of Notes issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

                    We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

                    We note that by statute the law of the State of New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Securities or applicable agreement governing those Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

                    We also note that waivers of defenses contained in the Guarantees may be ineffective to the extent that any such defense involves a matter of public policy in New York.

                    The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York (excluding for such purposes any matter relating to the insurance laws and regulations of such jurisdictions).

XL Group Public Limited Company
XL Group Ltd., p. 4

                    We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Company and XL-Cayman that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.3) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

Cleary Gottlieb Steen & Hamilton LLP

By	/s/ JANET L. FISHER

Janet L. Fisher, a Partner